UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SP HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SP HOLDING CORPORATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY    , 2007

To Stockholders of SP Holding Corporation:

You are hereby notified that a Special Meeting (the “Meeting”) of the stockholders of SP Holding Corporation (the “Company”) will be held at 10100 Santa Monica Boulevard, 22nd Floor, Los Angeles, CA 90067, on May   , 2007, at 9:00 a.m. Local Time, to act on the following matters:

(1)	Amendment to the Company’s Amended and Restated Certificate of Incorporation to change the name of the Company from “SP Holding Corporation” to “Organic To Go Food Corporation”;

(2)	Approval of the 2007 Equity Participation Plan of Organic To Go Food Corporation (the “Plan”); and

(3)	Such other matters as may properly come before the Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Stockholders who owned Common Stock at the close of business on March     , 2007, are entitled to notice of and to vote at the Meeting.

All stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, you are urged to submit your Proxy as promptly as possible according to the enclosed instructions, whether or not you plan to attend the Meeting. Submission of a Proxy does not disqualify a stockholder from attending the Meeting and voting in person. The mailing address of the Company’s principal executive office is 601 Union Street, Suite 3700, Seattle, Washington 98101.

By Order of the Board of Directors,

Jason Brown
Chairman

Dated: April    , 2007

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD, AND RETURN IT IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE, IF MAILED IN THE UNITED STATES.

TABLE OF CONTENTS

-i-

SP HOLDING CORPORATION
601 UNION STREET, SUITE 3700
SEATTLE, WA 98101
(206) 838-4670

PROXY STATEMENT
FOR
2007 SPECIAL MEETING OF STOCKHOLDERS

General

The enclosed proxy (“Proxy”) is solicited on behalf of the Board of Directors of SP Holding Corporation (the “Company,” “we,” “us” or “our”) for use at the Special Meeting of Stockholders to be held on May    , 2007 at 9:00 a.m. Local Time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at 10100 Santa Monica Boulevard, 22nd Floor, Los Angeles, CA 90067. The mailing address of our principal executive office is 601 Union Street, Suite 3700, Seattle, Washington 98101. The telephone number at that address is (206) 838-4670. This Proxy Statement and form of Proxy were first sent to stockholders on or about April   , 2007.

Record Date and Shares Outstanding

At the close of business on March    , 2007 (the “Record Date”), we had outstanding                                 shares of common stock, $.001 par value (“Common Stock”), each entitling stockholders to one vote per share.

Revocability of Proxies

Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to us a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Special Meeting and voting in person. A stockholder’s mere presence at the Special Meeting will not revoke any Proxy previously given to us.

Voting Procedures

General. Your shares will be voted in accordance with your voting instructions on your form of Proxy. If you submit a signed Proxy, but do not mark your instructions, your shares will be voted as follows:

•	FOR the amendment to our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) to change our name from “SP Holding Corporation” to “Organic To Go Food Corporation”;

•	FOR the approval of the 2007 Equity Participation Plan of Organic To Go Food Corporation; and

•	At the discretion of the stockholders, upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Submission of Proxies. We encourage you to sign, date, and return the proxy card, even if you plan to attend the Special Meeting, so that your shares will be voted if you are unable to attend the meeting. If you attend the Special Meeting and wish to vote in person, we will provide you with ballots at the Special Meeting. If your shares are registered directly in your name, you are considered the stockholder of record, and you have the right to vote in person at the Special Meeting. If your shares are held in the name of your broker or other nominee, you will need to bring with you to the Special Meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

Solicitation of Proxies

The cost of this solicitation will be borne by us, including the costs of printing and mailing. In addition to solicitation by mail, proxies may also be solicited by our directors, officers, or regular employees, without additional compensation, personally, or by telephone, telecopier or email. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Proxy Statement to the beneficial owners of Common Stock.

We will only deliver one Proxy Statement to multiple stockholders sharing an address unless we receive contrary instructions from one or more of our stockholders. Upon written or oral request, we will promptly deliver a separate copy of this Proxy Statement to any stockholder at a shared address to which a single copy of this Proxy Statement was delivered. You should direct any such requests to the following address:

SP Holding Corporation
c/o Jonathan Wernick, Chief Financial Officer
601 Union Street, Suite 3700
Seattle, Washington 98101

Quorum; Abstentions; Broker Non-votes

The presence in person or by Proxy of holders of shares of Common Stock entitling them to cast a majority of votes entitled to be cast at the meeting constitutes a quorum for the transaction of business at the Special Meeting. Shares that are voted “FOR,” “AGAINST,” or “ABSTAIN” on any matter are treated as present at the meeting for purposes of establishing a quorum with respect to each matter to be considered.

An abstention will have the same effect as a vote against a proposal.

A broker non-vote will not affect the outcome of any vote on proposal two, but will have the same effect as a vote against proposal one.

Interests of Certain Persons in Matters to be Acted Upon

None.

Proposals by Stockholders

None.

Dissenters’ Right of Appraisal

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding Common Stock beneficially owned on March 19, 2007, for (i) each stockholder known to be the beneficial owner of more than 5% of Common Stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership of Common Stock (2)	Percent of Class of Common Stock
Officers and Directors:
Jason Brown, Chief Executive Officer and Chairman (3)	2,638,499	13.0%
Michael Johnson, VP of Retail Operations (4)	12,211	*
Wendy Tenenberg, VP of Marketing (5)	232,009	1.2%
Jonathan Wernick, Chief Financial Officer	0	*
Dave Smith, Director (6)	90,488	*
Peter Meehan, Director (7)	69,780	*
Roy Bingham, Director (8)	195,530	*
Douglas Lioon, Director (9)	540,368	2.7%
S.M. “Hass” Hassan, Director (10)	122,812	*
All directors and executive officers as a group (9 persons) (11)	3,901,697	19.0%
More than 5% Beneficial Owners:
Vicis Capital Master Fund, LLC (12)	1,898,014	9.5%
Trinad Capital Master Fund Ltd. (13)	1,201,775	6.0%
Toibb Investments LLC (14)	1,008,000	5.0%

* Less than 1%

(1)	Unless otherwise indicated, the address of the beneficial owner is c/o SP Holding Corporation, 601 Union Street, Suite 3700, Seattle, Washington 98101.
(2)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock which are purchasable under options or warrants which are currently exercisable, or which will become exercisable no later than 60 days after March 19, 2007, are deemed outstanding for computing the percentage of the person holding such options or warrants, but not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(3)	Mr. Brown’s holdings consist of 2,183,161 shares of Common Stock, options to purchase 443,470 shares of Common Stock and warrants to purchase 11,868 shares of Common Stock.
(4)	Mr. Johnson’s holdings consist of options to purchase 12,211 shares of Common Stock.
(5)	Ms. Tenenberg’s holdings consist of 227,939 shares of Common Stock and options to purchase 4,070 shares of Common Stock
(6)	Mr. Smith’s holdings consist of 58,255 shares of Common Stock, options to purchase 32,084 shares of Common Stock and warrants to purchase 149 shares of Common Stock.
(7)	Mr. Meehan’s holdings consist of 41,868 shares of Common Stock and options to purchase 27,912 shares of Common Stock.
(8)	Mr. Bingham’s holdings consist of 167,380 shares of Common Stock, options to purchase 27,912 shares of Common Stock and warrants to purchase 238 shares of Common Stock.
(9)	Mr. Lioon’s holdings consist of 500,588 shares of Common Stock, options to purchase 27,912 shares of Common Stock and warrants to purchase 11,868 shares of Common Stock.
(10)	Mr. Hassan’s holdings consist of 66,000 shares of Common Stock, options to purchase 27,912 shares of Common Stock and warrants to purchase 28,900 shares of Common Stock.
(11)	Consists of 3,245,191 shares of Common stock, options to purchase 603,483 shares of Common Stock and warrants to purchase 53,023 shares of Common Stock.
(12)
The address of the beneficial owner is Tower 56, Suite 98101, 126 East 56th Street, New York, New York 10022. The beneficial owner’s holdings consist of 1,320,000 shares of Common Stock and warrants to purchase 578,014 shares of Common Stock.

(13)
The address of the beneficial owner is 2121 Avenue of the Stars, Suite 1650, Los Angeles, California 90067. The beneficial owner’s holdings consist of 944,920 shares of Common Stock and warrants to purchase 256,855 shares of Common Stock.

(14)	The address of the beneficial owner is 6255 Topanga Canyon Blvd. #335, Woodland Hills, CA 91367. The beneficial owner's holdings consist of 840,000 shares of Common Stock and warrants to purchase 168,000 shares of Common Stock.

CHANGE IN CONTROL

On February 12, 2007, our wholly owned subsidiary, Organic Acquisition Corporation, merged (the “Merger”) with and into Organic Holding Company, Inc. (“Organic”), pursuant to an Agreement and Plan of Merger and Reorganization dated January 11, 2007, as amended (the “Merger Agreement”). Under the terms of the Merger, each share of Organic common stock and Organic preferred stock (respectively, “Organic Common Stock” and “Organic Preferred Stock”) (which included certain issued and outstanding convertible promissory notes on an “as converted” basis) outstanding immediately prior to the closing of the Merger was converted into the right to receive 0.69781 (the “Exchange Ratio”) shares of Common Stock. The consummation of the Merger occurred concurrently with the completion of a private placement (the “Private Placement”) of approximately 138 units (the “Units”) for an aggregate value of approximately $6.9 million. Each Unit is comprised of (i) 40,000 shares of Common Stock and (ii) a detachable five-year warrant to purchase 8,000 shares of Common Stock at an exercise price of $2.50 per share. The purchase price per Unit was $50,000.

In connection with the Merger and Private Placement: (i) Mr. Mark Schaftlein resigned as our sole officer and director; (ii) Mr. Jason Brown was appointed as our Chairman and Chief Executive Officer; (iii) Mr. Jonathan Wernick was appointed as our Chief Financial Officer; and (iv) Messrs. Jason Brown, Dave Smith, Peter Meehan, Roy Bingham, Douglass Lioon and S.M. “Haas” Hassan were appointed as members of our Board of Directors. The beneficial ownership of our Common Stock of the foregoing individuals is set forth in the immediately preceding table and notes accompanying the table.

A more detailed description of the above transactions can be found in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2007.

EXECUTIVE COMPENSATION

For purposes of the discussion contained in this section entitled “Executive Compensation,” the relevant information is presented in each instance first with respect to the Company prior to the Merger and then with respect to Organic prior to the Merger.

Summary Compensation

SP Holding Corporation

Mark Schaftlein served as our sole officer and director prior to the Merger. Mr. Schaftlein did not receive direct cash or non-cash compensation during the fiscal year ended December 31, 2006. From time to time, we utilized the services of a consulting firm where Mr. Schaftlein is a managing partner and the fees paid to the firm were $50,727 and $15,000 in years 2005 and 2004, respectively. We did not pay fees to Mr. Schaftlein’s consulting firm for the year ended December 31, 2006. No other executive officer received total compensation in excess of $100,000 during the fiscal year ended December 31, 2006.

Organic Holding Company, Inc.

The following Summary Compensation Table indicates the cash and non-cash compensation earned during the fiscal year ended December 31, 2006 by Jason Brown, Organic’s Chief Executive Officer, for the year ended December 31, 2006. Organic did not have any executive officers, other than Mr. Brown, whose total compensation exceeded $100,000 for the year ended December 31, 2006. Certain aspects of Mr. Brown’s compensation are governed by an employment agreement, the materials terms of which are presented below under the heading “Employment Agreements.”

SUMMARY COMPENSATION TABLE (1)
Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards($) (e)	Option Awards($) (f) (2)	All Other Compensation ($) (i)	Total ($) (j)
Jason Brown, Chairman and Chief Executive Officer	2006	$156,924	—	—		$$5,000 (3)	$161,924

(1)
Mr. Brown did not receive any Non-Equity Incentive Plan Compensation or Nonqualified Deferred Compensation Earnings during the year ended December 31, 2006. Accordingly, columns (g) and (h) of the foregoing table relating to such items were omitted from the tabular presentation.

(2)
The amount in the “Option Awards” column is calculated using the provisions of Statement of Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) for the fiscal year ended December 31, 2006. The Board of Directors of Organic approved the issuance of options to purchase 60,000 shares of Organic Common Stock to Mr. Brown in 2006. The options had a term of 10 years, an exercise price of $0.12 per share and vested monthly over two years from January 1, 2006. Pursuant to the Merger, Mr. Brown’s options to purchase 60,000 shares of Organic Common Stock were converted into options to purchase 41,868 shares of our Common Stock, with the same term and vesting as the prior options and with an exercise price of $0.17 per share.

(3)	Mr. Brown received $5,000 in director’s fees in 2006.

OUTSTANDING EQUITY AWARDS

SP Holding Corporation

Mr. Schaftlein, who served as our sole officer and director prior to the Merger, did not have any option awards, unexercised options, unvested stock awards or equity incentive plan awards at December 31, 2006.

Organic Holding Company, Inc.

The following Outstanding Equity Awards at Fiscal Year-End Table indicates, with respect to Mr. Brown: (i) the number of securities underlying unexercised options and that are exercisable; (ii) on an award-by-award basis, the number of securities underlying unexercised options and that are unexercisable; (iii) for each item reported in clauses (i) and (ii) above, the exercise or base price of such item; and (iv) for each item reported in clauses (i) and (ii) above, the expiration date of such item. Mr. Brown did not receive any awards under any equity incentive plan or stock awards during the fiscal year ended December 31, 2006.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Jason Brown (1) (2)	27,500	32,500	-0-	$0.12	2-29-16

(1)
Mr. Brown did not receive any stock awards during the year ended December 31, 2006 or have any stock awards at such date. Accordingly, columns (g), (h), (i) and (j) of the foregoing table relating to such items were omitted from the tabular presentation.

(2)
The Board of Directors of Organic approved the issuance of options to purchase 60,000 shares of Organic Common Stock to Mr. Brown in 2006. The options had a term of 10 years, an exercise price of $0.12 per share and vested monthly over two years from January 1, 2006. Pursuant to the Merger, Mr. Brown’s options to purchase 60,000 shares of Organic Common Stock were converted into options to purchase 41,868 shares of our Common Stock, with the same term and vesting as the prior options and with an exercise price of $0.17 per share.

Director Compensation

SP Holding Corporation

Prior to the Merger, we only had one director, Mr. Schaftlein. Mr. Schaftlein did not receive any direct compensation for his services as a director. From time to time, we utilized the services of a consulting firm where

Mr. Schaftlein is a managing partner. The fees paid to the firm were $50,727 and $15,000 in years 2005 and 2004, respectively.

Organic Holding Company, Inc.

In connection with the Merger, Mr. Schaftlein resigned as a director. Concurrently therewith, we appointed six new directors to our Board of Directors: Messrs. Brown, Smith, Meehan, Bingham, Lioon and Hassan.

The following Director Compensation Table indicates the compensation earned during the fiscal year ended December 31, 2006 by the directors of Organic. Each director of Organic was paid an annual director’s fee of $5,000 and was awarded a one-time grant of options to purchase 60,000 shares of Common Stock. Pursuant to the Merger, the directors' options to purchase shares of Organic Common Stock were converted, in accordance with the Exchange Ratio, into options to purchase shares of Common Stock.

DIRECTOR COMPENSATION (1) (2)
Name (a) (1) (2)	Fees Earned or Paid in Cash ($) (b)	Option Awards ($) (d) (3)	All Other Compensation ($) (g)	Total ($) (j)
Dave Smith	$5,000		$—	$5,000
Peter Meehan	$5,000		$—	$5,000
Roy Bingham	$5,000		$—	$5,000
Douglas Lioon	$5,000		$—	$5,000
S.M. “Hass” Hassan	$5,000		$—	$5,000

(1)	Mr. Brown also serves as a director. He does not receive any additional compensation beyond that disclosed in the “Summary Compensation Table” set forth above for his services as a director.
(2)
None of the directors received any Non-Equity Incentive Plan Compensation or Non-Qualified Deferred Compensation Earnings during the year ended December 31, 2006. Accordingly, columns (e) and (f) of the foregoing table relating to such items were deleted from the tabular presentation.

(3)	The amount in the “Option Awards” column is calculated using the provisions of SFAS 123R for the fiscal year ended December 31, 2006.

Employment Agreements

All of our employees, other than Mr. Brown, are “at-will” employees. We entered into an employment agreement with Mr. Brown, effective January 1, 2007, which has a three-year term. The summary of Mr. Brown’s employment agreement presented below is qualified in its entirety by reference to full text of the employment agreement, which was filed with our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2007, and is incorporated by reference herein.

Pursuant to the employment agreement, we are obligated to pay Mr. Brown a base salary at an annual rate of $225,000, subject to annual increases by the Board of Directors. Mr. Brown is eligible for a cash incentive bonus of up to 35% of his base salary per year. The total amount of Mr. Brown’s cash incentive bonus will be determined by the following:

•	25% will be based on Mr. Brown achieving certain performance goals mutually agreed upon by him and the Board of Directors each year;

•	25% will be determined at the discretion of the Board of Directors; and

•	50% will be based on achievement of performance goals set by our company.

The Board of Directors may pay additional bonuses in its discretion. We will also provide Mr. Brown and his family with certain health benefits and Mr. Brown is entitled to receive reimbursements for all reasonable business, travel and entertainment expenses that he incurs or he pays for on our behalf.

Effective upon the closing of the Merger, we issued to Mr. Brown options to purchase 1,246,674 shares of Common Stock, which was equal to 5% of the outstanding shares of Common Stock as of the closing of the Merger. Except in connection with a change in control, 25% of such options vest after 12 months of employment, with the remainder vesting monthly over the next three years for a total vesting period of 48 months. All of Mr. Brown’s options vest immediately if, within 12 months after a change in control, Mr. Brown is terminated for any reason other than for cause or if Mr. Brown terminates his employment for good reason. Additionally, in the event that Mr. Brown is terminated due to permanent disability, for any other reason other than for cause, or if Mr. Brown terminates his employment for good reason, we will be obligated to pay Mr. Brown a lump sum equal to one year’s salary (at his then current base salary) and continue to provide him with his medical and other similar benefits for twelve months after the date of his termination.

We may terminate Mr. Brown’s employment immediately, without prior notice or payment in lieu of notice, if at any time Mr. Brown:

•
becomes physically or mentally disabled, whether totally or partially, so that he is substantially unable to perform his duties for more than 120 days (whether or not consecutive) in the aggregate in any 365 day period;

•	is convicted of or pleads guilty or no contest to a felony; or

•
fails to perform his assigned duties, comply with our written policies or rules, or comply with any written agreement between us and Mr. Brown, which failure continues for more than thirty (30) days after receiving written notification of such failure from the Board of Directors.

Mr. Brown’s employment agreement contains restrictive covenants preventing him from:

•	competing with us during his employment;

•	competing with us for a period of 12 months after termination of his employment; and

•	using our confidential business information at any time, except in connection with the performance of his duties for us.

PROPOSAL 1

NAME CHANGE

We are proposing to amend our Certificate of Incorporation to change our corporate name from “SP Holding Corporation” to “Organic To Go Food Corporation” (the “Name Change”).

The Name Change will be implemented by filing a Certificate of Amendment with the Delaware Secretary of State (“Certificate of Amendment”). The Certificate of Amendment will become effective once it is filed with the Secretary of State of Delaware.

The Board of Directors believes that the Name Change is in our best interests because it better identifies our current operations and business strategy.

If the amendment is approved by the stockholders, Article I of the Certificate of Incorporation will be amended to read as provided below:

“The name of the corporation is Organic To Go Food Corporation.”

If the amendment is approved by the stockholders, we also intend to change our trading symbol.

Vote Required

The affirmative vote of holders of a majority of the shares of Common Stock entitled to vote at the meeting will be required to approve the amendment to the Certificate of Incorporation to change the name of the Company from “SP Holding Corporation” to “Organic To Go Food Corporation.”

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY FROM “SP HOLDING CORPORATION” TO “ORGANIC TO GO FOOD CORPORATION.”

PROPOSAL 2

APPROVAL OF THE 2007 EQUITY PARTICIPATION PLAN
OF ORGANIC TO GO FOOD CORPORATION

The 2007 Equity Participation Plan of Organic To Go Food Corporation (the “Plan”) is being submitted for stockholder approval. The Board of Directors believes that adoption of the Plan will be in our best interests by strengthening the desire of employees, directors and consultants to continue their employment or association with us, by helping us attract and secure services of employees, directors and consultants that are eligible for awards under the Plan, by aligning their interests with ours, and by securing other benefits for us through options and restricted stock grants to be granted thereunder.

As of the Record Date, we had                                   shares of Common Stock issued and outstanding. If the Plan is approved, we will have the ability to issue up to 3,600,000 shares of Common Stock which may be granted as restricted stock (“Restricted Stock”) and/or issued upon the exercise of stock options (“Options,” and collectively, with the Restricted Stock, “Awards”), which would represent approximately        % of our issued and outstanding Common Stock as of the Record Date.

The essential features of the Plan are outlined below. The Plan is attached as Exhibit A. The description of the Plan in this Proxy Statement is qualified in its entirety by reference to Exhibit A.

Plan Summary

Types of Awards and Eligibility. Under the Plan, we may grant Options and Restricted Stock to our employees, directors and consultants. As of March 19, 2007, we had approximately 213 employees, directors and/or consultants eligible to participate in the Plan.

Administration. The Plan may be administered by the Board of Directors or by a committee (the “Committee”) to which administration of the Plan, or part of the Plan, is delegated by the Board of Directors (in either case, the “Administrator”). The Administrator will have the authority, in its discretion to grant Awards; to determine the fair market value of the Common Stock subject to Awards; to determine the exercise price of Options granted; to determine the persons to whom, and the time or times at which, Awards will be granted, and the number of shares subject to each Option and/or the number of shares of Restricted Stock; to interpret the Plan; to prescribe, amend, and rescind the rules and regulations relating to the Plan; to determine the terms and provisions of each Award granted; to modify or amend any Award with the consent of the participant; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Administrator may delegate nondiscretionary administrative duties to employees of the Company as it deems proper.

Stock Subject to the Plan. The total number of shares of Common Stock which may be granted as Restricted Stock and/or issued upon the exercise of Options granted pursuant to the Plan shall not exceed 3,600,000 shares of Common Stock in the aggregate.

Stock Options. We may grant both incentive stock options (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), or “nonqualified options” (“NQOs”). The exercise price of NQOs may not be less than 100% of the fair market value of our Common Stock on the date of the grant, or otherwise determined by the Administrator in good faith based on actual trading data in accordance with the requirements of Section 409A of the Code. The exercise price of ISOs granted to any person who owns stock representing more than 10% of the total combined voting power of all of our Common Stock or the stock of any of our affiliates may not be less than 110% of the fair market value of our Common Stock on the date of grant. The exercise price of all other ISOs will be determined in accordance with the applicable provisions of the Code and may not be less than the fair market value of our Common Stock on the date of grant.

Except with the express written approval of the Administrator with respect to NQOs, Options granted under the Plan are not transferable, otherwise than by will or the laws of descent and distribution, and, during the lifetime of the Option holder, Options are exercisable only by an Option holder. Unless otherwise provided for by the Option agreement or the Plan, Options granted pursuant to the Plan terminate three months after the date of termination of employment, except that in the event of the death or permanent disability of the Option holder, the Option may be exercised by the holder (or the Option holder’s representative, as the case may be) until six months after the date of death or permanent disability.

Duration of Options. Options granted under the Plan will expire no more than ten (10) years from the date on which the Option is granted, or such lesser period of time as is set forth in the Option agreement. ISOs granted to holders of more than 10% of our Common Stock will expire no more than five (5) years from the date the Option is granted.

Exercise of Options. Options granted under the Plan vest and become exercisable immediately as of the effective date of the Option agreement or in accordance with the schedule set by the Administrator specified in the Option agreement relating to such Option.

Restricted Stock. The Administrator may grant Restricted Stock to individuals under the Plan, in such amounts, and subject to such terms and conditions as the Administrator may determine in its sole discretion. Unless otherwise determined by the Administrator at the time of the grant, the holder of Restricted Stock will have the right to vote the Restricted Stock and to receive dividends, until such shares are forfeited.

Adjustments. Except as otherwise provided for in the Plan, if the Common Stock is changed by reason of a stock split, reverse stock split, stock dividend or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board of Directors in (i) the number and class of shares of stock subject to the Plan and each Option and Restricted Stock grant outstanding under the Plan, and (ii) the exercise price of each outstanding Option. In the event of a proposed dissolution or liquidation of the Company, the Administrator will notify each participant at least thirty (30) days prior to such proposed action. Except as otherwise permitted by the Administrator, all outstanding Options and unvested Restricted Stock grants will terminate immediately prior to consummation of such proposed action. In the event of a merger or consolidation of the Company in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the stockholders of the Company receive securities of the acquiring entity, all Options and Restricted Stock will be assumed or equivalent awards will be substituted by the successor entity. If the successor entity does not agree to assume the Options or Restricted Stock or to substitute equivalent awards, the Administrator may permit the full vesting or exercise of any of the Restricted Stock or Options prior to consummation of such event.

Federal Income Tax Consequences. We will not, nor will the optionee, recognize taxable income or deduction for federal income tax purposes from the grant or exercise of an ISO. When an optionee sells Common Stock acquired upon exercise of an ISO, the optionee will be taxed at long-term capital gain rates, if the Common Stock has been held for at least one year and the Option was granted at least two years prior to the date of sale (“Holding Period Requirements”). If the optionee fails to meet the Holding Period Requirements, the difference between the exercise price and the fair market value of the Common Stock at the time of exercise will be taxable to the optionee as ordinary income and we will be entitled to a deduction equal to the amount of ordinary income recognized by the optionee, if we comply with applicable withholding requirements, and if the amount qualifies as an ordinary and necessary business expense. Although the optionee will not recognize taxable income for federal income tax purposes upon the exercise of an ISO, the difference between the exercise price and fair market value of the Common Stock at the time of exercise gives rise to an adjustment in calculating alternative minimum taxable income.

We will not, nor will the optionee, recognize taxable income or deduction from the grant of a NQO at fair market value. At the time of exercise of a NQO, the optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock. We will be entitled to a deduction for tax purposes in an amount equal to the ordinary income recognized by the optionee, if we comply with applicable tax withholding requirements.

A participant will not have taxable income upon grant of Restricted Stock unless he or she elects to be taxed at that time. Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the Common Stock received minus any amount paid for the Common Stock.

Amendment of Plan. The Board of Directors may at any time amend, alter, suspend or discontinue the Plan. Without the consent of an optionee and/or a participant, no amendment, alteration, suspension or discontinuance may adversely affect (a) outstanding Options except to conform the Plan and ISOs granted under the Plan to the requirements of federal or other tax laws relating to incentive stock options and/or (b) Restricted Stock grants. No amendment, alteration, suspension or discontinuance will require stockholder approval unless (a) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board of Directors otherwise concludes that stockholder approval is advisable.

Other Information

The grant of Options and Restricted Stock under the Plan is subject to the discretion of the Administrator. As of the date of this Proxy Statement, there has been no determination by the Administrator with respect to future Awards under the Plan.

The closing price of a share of our Common Stock as of March 19, 2007 was $4.05 per share.

New Plan Benefits

As of the date hereof, the benefits or amounts that will be received by or allocated to participants under the Plan are not determinable. An estimate of the benefits or amounts which would have been received by or allocated to certain participants at December 31, 2006 if the Plan had been in effect is set forth in the table below:

Name and Position	Average Per Share Exercise Price	Number of Shares Underlying Options (1)
Jason Brown - Chief Executive Officer	$0.17	41,868
All Current Executive Officers as a Group	$0.17	370,183
All Current Non-Executive Directors as a Group	$0.17	223,645
All Non-Executive Officer Employees as a Group	$0.17	177,939

(1)	Consists of prior grants of non-plan options at December 31, 2006.

Vote Required

The affirmative vote of the majority of Common Stock present in person or represented by Proxy at the meeting and entitled to vote on the subject matter will be required to approve the Plan.

Recommendation of the Board of Directors

STOCKHOLDERS SHOULD NOTE THAT BECAUSE DIRECTORS MAY RECEIVE STOCK OPTIONS AND RESTRICTED STOCK GRANTS UNDER THE PLAN, OUR CURRENT DIRECTORS HAVE A PERSONAL INTEREST IN THE PROPOSAL AND ITS APPROVAL BY STOCKHOLDERS. HOWEVER, THE BOARD OF DIRECTORS BELIEVE THAT THE APPROVAL OF THE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS.

OTHER MATTERS

A copy of our Annual Report on Form 10-KSB, as filed with the Securities Exchange Commission, is available upon written or oral request and without charge to stockholders by writing to c/o Secretary, SP Holding Corporation, 601 Union Street, Suite 3700, Seattle, WA 98101, telephone number (206) 838-4670.

We do not know of any business to be presented at the Special Meeting other than as set forth in this Proxy Statement. If any other matter properly comes before the Special Meeting, the persons named on the accompanying of Proxy will vote the Proxy according to their best judgment.

It is important that your Common Stock be represented at the Special Meeting, regardless of the number of shares of Common Stock that you hold. You are, therefore, urged to execute and return the accompanying Proxy in the envelope that has been enclosed, at your earliest convenience.

The Board of Directors of SP Holding Corporation

        ___________________________________
By:  Jason Brown
        Chairman

Dated: April       , 2007

EXHIBIT A

2007 EQUITY PARTICIPATION PLAN
OF
ORGANIC TO GO FOOD CORPORATION

1.    PURPOSES OF THE PLAN

The purposes of this 2007 Equity Participation Plan (the “Plan”) of Organic To Go Food Corporation, a Delaware corporation (the “Company”), are to:

(a)    Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;

(b)    Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates (as such term is defined in Section 2); and

(c)    Increase the interest of selected employees, directors and consultants in the Company’s welfare through participation in the growth in value of the Company’s common stock (the “Common Stock”) through (i) the grant of stock options under this Plan (“Options”) and/or (ii) the issuance of shares of restricted Common Stock (“Restricted Stock”) under this Plan.

Options granted under this Plan may be “incentive stock options” (“ISOs”) intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the “Code”), or “nonqualified options” (“NQOs”).

2.    ELIGIBLE PERSONS

Every person who, at the date of grant of an Option and/or Restricted Stock, is an employee of the Company or of any Affiliate of the Company is eligible to receive NQOs, ISOs and/or Restricted Stock under this Plan. Every person who, at the date of grant, is a consultant to, or non-employee director of, the Company or any Affiliate of the Company is eligible to receive NQOs and/or Restricted Stock under this Plan. The term “Affiliate” as used in this Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term “employee” includes an officer or director who is an employee of the Company. The term “consultant” includes persons employed by, or otherwise affiliated with, a consultant.

3.    STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS

Subject to the provisions of Section 6.1.1 and Section 8.5 of this Plan, the total number of shares of Common Stock which may be granted as Restricted Stock and/or issued upon the exercise of Options granted pursuant to this Plan shall not exceed 3,600,000 shares of Common Stock in the aggregate. The shares of Common Stock covered by the portion of any Option grant under this Plan which expires or remains unexercised shall become available again for grant under this Plan. If any shares of Restricted Common Stock expire or are otherwise terminated, cancelled, surrendered or forfeited, then such shares of Common Stock shall also be available again for grant under this Plan.

4.    ADMINISTRATION

(a)    The Plan shall be administered by the Board of Directors of the Company (the “Board”) or by a committee (the “Committee”) to which administration of this Plan, or of part of this Plan, is delegated by the Board (in either case, the “Administrator”). The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Section 162(m) of the Code, the Committee shall, in the Board’s discretion, be comprised solely of “non-employee directors” within the meaning of said Rule 16b-3 and “outside directors” and “disinterested persons” within the meaning of Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under this Plan.

(b)    Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market value of the Common Stock subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options and/or Restricted Stock shall be granted, and the number of shares subject to each Option and/or the number of shares of Restricted Stock; (v) to interpret this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) to determine the form of a grant of Restricted Stock under this Plan (a “Restricted Stock Grant”); (ix) to determine the terms and provisions of each Restricted Stock Grant; (x) with the consent of the optionee, to modify or amend any Option; (xi) with the consent of the participant, to modify or amend any Restricted Stock Grant; (xii) to defer (with the consent of the optionee) the exercise date of any Option; (xiii) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option and/or the grant of Restricted Stock; and (xiv) to make all other determinations deemed necessary or advisable for the administration of this Plan. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper.

(c)    All questions of interpretation, implementation, and application of this Plan shall be determined by the Administrator. Such determinations shall be final and binding on all persons.

5.    GRANTING OF OPTIONS; OPTION AGREEMENT

(a)    No Options shall be granted under this Plan after 10 years from the date of adoption of this Plan by the Board.

(b)    Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such Option is granted.

(c)    The stock option agreement shall specify whether each Option it evidences is an NQO or an ISO.

(d)    Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees of the Company, but are not employees at the date of approval, and the date of approval shall be deemed to be the date of grant unless otherwise specified by the Administrator.

6.    TERMS AND CONDITIONS OF OPTIONS

Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1. NQOs shall be also subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

6.1.    Terms and Conditions to Which All Options Are Subject.  All Options granted under this Plan shall be subject to the following terms and conditions:

6.1.1    Changes in Capital Structure.  Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, or recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments. Each such adjustment shall be subject to approval by the Board in its sole discretion.

6.1.2    Corporate Transactions.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each optionee at least 30 days prior to such proposed action. To the extent not previously exercised, all Options will terminate immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit exercise of any Options prior to their termination, even if such Options were not otherwise exercisable. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Options shall be assumed or equivalent options shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the Options or to substitute equivalent options therefor, the Administrator, all Options will terminate immediately prior to such merger or consolidation; provided, further, the Administrator, in the exercise of its sole discretion, may permit the exercise of any of the Options prior to consummation of such event, even if such Options were not otherwise exercisable.

6.1.3    Time of Option Exercise.  Subject to Section 5 and Section 6.3.4, Options granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule as may be set by the Administrator (in any case, the “Vesting Base Date”) and specified in the written stock option agreement relating to such Option. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Administrator (but not inconsistent with this Plan) is executed by the Company and the optionee. Notwithstanding the foregoing, to the extent required by applicable laws, rules and regulations, the right to exercise Options granted pursuant to this Plan shall vest at the rate of at least 20% per year from the date of grant.

6.1.4    Option Grant Date.  The date of grant of an Option under this Plan shall be the date as of which the Administrator approves the grant.

6.1.5    Nontransferability of Option Rights.  Except with the express written approval of the Administrator, which approval the Administrator is authorized to give only with respect to NQOs, no Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an Option shall be exercisable only by the optionee.

6.1.6    Payment.  Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. The Administrator, in the exercise of its absolute discretion after considering any tax, accounting and financial consequences, may authorize any one or more of the following additional methods of payment:

(a)    Acceptance of the optionee’s full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company);

(b)    Subject to the discretion of the Administrator and the terms of the stock option agreement granting the Option, delivery by the optionee of shares of Common Stock already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.10) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock; and

(c)    Subject to the discretion of the Administrator, through the surrender of shares of Common Stock then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.10) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock.

6.1.7    Termination of Employment.  If for any reason other than death or permanent and total disability, an optionee ceases to be employed by the Company or any of its Affiliates (such event being called a “Termination”), Options held at the date of Termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such Termination, or such other period of not less than 30 days after the date of such Termination as is specified in the stock option agreement or by amendment thereof (but in no event after the Expiration Date, as such term is defined in Section 6.1.11); provided, however, that if such exercise of the Option would result in liability for the optionee under Section 16(b) of the Exchange Act, then such three-month period automatically shall be extended until the tenth day following the last date upon which optionee has any liability under Section 16(b) (but in no event after the Expiration Date). If an optionee dies or becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) while employed by the Company or an Affiliate or within the period that the Option remains exercisable after Termination, Options then held (to the extent then exercisable) may be exercised, in whole or in part, by the optionee, by the optionee’s personal representative or by the person to whom the Option is transferred by devise or the laws of descent and distribution, at any time within six months after the death or six months after the permanent and total disability of the optionee or any longer period specified in the stock option agreement or by amendment thereof (but in no event after the Expiration Date). For purposes of this Section 6.1.7, “employment” includes service as a director or as a consultant. For purposes of this Section 6.1.7, an optionee’s employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee’s right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.

6.1.8    Withholding and Employment Taxes.  At the time of exercise of an Option and as a condition thereto, or at such other time as the amount of such obligations becomes determinable (the “Tax Date”), the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the optionee’s (i) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (ii) tendering to the Company previously owned shares of Common Stock or other securities of the Company with a fair market value equal to the required amount, or (iii) agreeing to have shares of Common Stock (with a fair market value equal to the required amount) which are acquired upon exercise of the Option withheld by the Company.

6.1.9    Other Provisions.  Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an “incentive stock option” within the meaning of Section 422 of the Code.

6.1.10    Determination of Value.  For purposes of this Plan, the fair market value of Common Stock or other securities of the Company shall be determined as follows:

(a)    If the stock of the Company is regularly quoted by a recognized securities dealer, and selling prices are reported, its fair market value shall be the closing price of such stock on the date the value is to be determined, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).

(b)    In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company’s net worth, prospective earning power, dividend-paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company’s industry, the Company’s position in the industry, the Company’s management, and the values of stock of other corporations in the same or a similar line of business.

6.1.11    Option Term.  Subject to Section 6.3.4, no Option shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the “Expiration Date”).

6.2.    Terms and Conditions to Which Only NQOs Are Subject.  Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:

6.2.1    Exercise Price. The exercise price of a NQO shall not be less than 100% of the fair market value of the stock subject to the Option on the date of grant, as determined in accordance with Section 6.1.10 or otherwise determined by the Administrator in good faith based on actual trading data in accordance with the requirements of Section 409A of the Code.

6.3.    Terms and Conditions to Which Only ISOs Are Subject.  Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:

6.3.1    Exercise Price.

(a)    Except as set forth in Section 6.3.1(b), the exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the fair market value (as determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

(b)    The exercise price of an ISO granted to any person who owns, directly or by attribution under the Code, stock representing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.10) of the stock covered by the Option at the time the Option is granted.

6.3.2    Disqualifying Dispositions.  If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a “disqualifying disposition” within the meaning of Section 422 of the Code (a disposition within two years from the date of grant of the Option or within one year after the exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.

6.3.3    Grant Date.  If an ISO is granted in anticipation of employment as provided in Section 5(d), the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.

6.3.4    Term.  Notwithstanding Section 6.1.11, no ISO granted to any Ten Percent Shareholder shall be exercisable more than five years after the date of grant.

7.    MANNER OF EXERCISE

(a)    An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and withholding taxes as provided in Sections 6.1.6 and 6.1.8. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.

(b)    Promptly after receipt of written notice of exercise of an Option and the payments called for by Section 7(a), the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or permitted transferee of the Option shall not have any privileges as a shareholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.

8.    RESTRICTED STOCK

8.1.    Terms of Grant.  The Administrator may grant Restricted Stock Grants to such employees, consultants and directors, in such amounts and subject to such terms and conditions as the Administrator may determine in its sole discretion, including such restrictions on transferability and other restrictions as the Administrator may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Administrator shall determine. No Restricted Stock Grants shall be granted under this Plan after 10 years from the date of adoption of this Plan by the Board.

8.2.    Purchase Price.  The Administrator shall, in its sole discretion, determine the purchase price, if any, and form of payment for Restricted Stock.

8.3.    Restricted Stock Grant Agreement.  Restricted Stock shall be granted pursuant to a written agreement, in form satisfactory to the Administrator, which shall set forth the terms of the Restricted Stock Grant. Restricted Stock granted under a restricted stock grant agreement shall be evidenced by certificates registered in the name of the participant, which certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. The Company may retain physical possession of any such certificates, and the Company may require a participant awarded Restricted Stock to deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock for so long as the Restricted Stock is subject to a risk of forfeiture.

8.4.    Rights as Shareholder.  Unless otherwise determined by the Administrator at the time of a grant, the holder of Restricted Stock shall have the right to vote the Restricted Stock and to receive dividends thereon, unless and until such shares are forfeited.

8.5.    Adjustments.

8.5.1    Changes in Capital Structure.  If the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, appropriate adjustments shall be made by the Board in the number and class of shares of stock subject to this Plan and each Restricted Stock Grant outstanding under this Plan; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustment. Each such adjustment shall be subject to approval by the Board in its sole discretion.

8.5.2    Corporate Transactions.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each participant at least 30 days prior to such proposed action. The unvested Restricted Stock Grants will be cancelled immediately prior to the consummation of such proposed action; provided, however, that the Administrator, in the exercise of its sole discretion, may permit the full vesting of any Restricted Stock Grant prior to its cancellation, even if such Restricted Stock Grant were not otherwise vested. In the event of a merger or consolidation of the Company with or into another corporation or entity in which the Company does not survive, or in the event of a sale of all or substantially all of the assets of the Company in which the shareholders of the Company receive securities of the acquiring entity or an affiliate thereof, all Restricted Stock Grants shall be assumed or equivalent awards shall be substituted by the successor corporation (or other entity) or a parent or subsidiary of such successor corporation (or other entity); provided, however, that if such successor does not agree to assume the Restricted Stock Grants or to substitute equivalent awards therefor, the Administrator, in the exercise of its sole discretion, either may cancel or may permit the full vesting of any of the Restricted Stock Grants prior to consummation of such event, even if such Restricted Stock Grants were not otherwise vested.

9.    EMPLOYMENT OR CONSULTING RELATIONSHIP

Nothing in this Plan, nor any Restricted Stock Grant, nor or any Option grant, shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any participant’s or optionee’s employment or consulting at any time, nor confer upon any participant or optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

10.    CONDITIONS UPON ISSUANCE OF SHARES

Neither shares of Restricted Stock nor shares of Common Stock underlying Options shall be issued to the participant or the optionee unless the issuance and delivery of such shares of Restricted Stock, the exercise of such Option and the issuance and delivery of such shares of Common Stock underlying such Option shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the “Securities Act”).

11.    NONEXCLUSIVITY OF THE PLAN

The adoption of this Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive or equity participation arrangements as it may deem desirable, including, without limitation, the granting of stock options or the issuance of shares of Common Stock other than under this Plan.

12.    AMENDMENTS TO PLAN

The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee and/or a participant, no amendment, alteration, suspension or discontinuance may adversely affect (a) outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options and/or (b) Restricted Stock Grants. No amendment, alteration, suspension or discontinuance shall require shareholder approval unless (a) shareholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that shareholder approval is advisable.

13.    EFFECTIVE DATE OF PLAN; TERMINATION

This Plan shall become effective upon adoption by the Board provided, however, that no Option shall be exercisable unless and until written consent of a majority of the shareholders of the Company, or approval of shareholders of the Company voting at a validly called shareholders’ meeting, is obtained within twelve months after adoption by the Board. If such shareholder approval is not obtained within such time, Options granted hereunder shall terminate and be of no force and effect, and any Restricted Stock Grants or exercises that have already occurred shall be rescinded, from and after expiration of such twelve-month period. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws. This Plan (but not the Options and/or the Restricted Stock Grants previously granted under this Plan) shall terminate within ten years from the date of its adoption by the Board.

14.    DELIVERY OF FINANCIAL STATEMENTS

To the extent required by applicable laws, rules and regulations, the Company shall deliver to each optionee financial statements of the Company at least annually while such optionee holds an outstanding Option.

PROXY	PROXY

SP HOLDING CORPORATION

601 Union Street, Suite 3700, Seattle, WA 98101
This Proxy is Solicited on Behalf of the Board of Directors

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders and the Proxy Statement and appoints Jason Brown with full power of substitution, the Proxy of the undersigned, to vote all shares of SP Holding Corporation (the “Company”) held of record by the undersigned as of the close of business on March    , 2007, either on his or her own behalf or on behalf of any entity or entities, at the Special Meeting of Stockholders of the Company, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The Special Meeting will be held at 10100 Santa Monica Boulevard, 22nd Floor, Los Angeles, CA 90067, on May    , 2007, at 9:00 a.m. Local Time. The shares represented by this Proxy shall be voted in the manner set forth below.

1.	To amend the Company’s Amended and Restated Certificate of Incorporation to change the name of the Company from “SP Holding Corporation” to “Organic To Go Food Corporation.”

☐  FOR       ☐  AGAINST     ☐  ABSTAIN

2.	To approve the 2007 Equity Participation Plan of Organic To Go Food Corporation.

☐  FOR       ☐  AGAINST     ☐  ABSTAIN

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

(PLEASE DATE AND SIGN ON REVERSE SIDE)

THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT FOR THE MAY     , 2007 SPECIAL MEETING.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

MARK HERE FOR ADDRESS CHANGE AND INDICATE NEW ADDRESS IN SPACE PROVIDED.

☐ NEW ADDRESS:

NOTE: Please sign exactly as name(s) appear(s). When signing as executor, administrator, attorney, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. If a joint tenancy, please have both tenants sign.

Signature: ________________________________        Dated:

Signature: ________________________________        Dated: